EXHIBIT 99.1

NOTIFICATION OF DISPOSITION OF COLLATERAL

TO:	NEDAK Ethanol, L.L.C.	CERTIFIED RETURN RECEIPT
	87590 Hillcrest Road – PO Box 391	REQUESTED
	Atkinson, NE 68713	AND REGULAR U.S. MAIL

FROM:	Arbor Bank
16820 Frances Street, Suite 102
Omaha, NE 68130
402-933-7632

NAME OF DEBTOR:	NEDAK Ethanol, L.L.C.

This notice is provided pursuant to Neb. UCC §9-613

Arbor Bank will sell the following described collateral in public:

All NEDAK Ethanol, L.L.C.’s now owned or hereafter acquired right, title and interest in and  to that certain United States of America, State of Nebraska, City of Atkinson, Taxable Tax Increment Revenue Note (NEDAK Ethanol, L.L.C. Project) Series 2007A, in the original principal amount of $6,864,000, dated as of June 19, 2007, executed by the City of Atkinson, Nebraska, to and in favor of NEDAK Ethanol, L.L.C. (the “TIF Note”) to the highest qualified bidder in public as follows:

Day and Date: Tuesday, January 18, 2013
Time:  1:30 p.m.
Place: Inside the front door of the Holt County Courthouse, O’Neill, Nebraska

You are entitled to an accounting of the unpaid indebtedness secured by the TIF Note that Arbor Bank intends to sell.  You may request an accounting by contacting Mark Jepson at Arbor Bank, 16820 Frances Street, Suite 102, Omaha, Nebraska 68130.  You may be charged a fee for the accounting.  Mr. Jepson’s phone number is 402-933-7632.

ARBOR BANK

By	/s/ Mark Jepson
Mark Jepson, Executive Vice President